Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
InfraCorps, Inc. and Subsidiaries


We consent to the incorporation by reference of our report, dated June 4, 1999 (relating to the consolidated financial statements of InfraCorps, Inc. and Subsidiaries and included in the March 31, 1999 Annual Report on Form 10-K of InfraCorps, Inc. and Subsidiaries), into the Form S-8 for the 1994 Nonstatutory Stock Option Plan of InfraCorps, Inc. and Subsidiaries (formerly ETS International, Inc. and Subsidiaries).




/s/ Goodman & Company, L.L.P.
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Norfolk Virginia
July 12, 1999